UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

SkyPeople Fruit Juice, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

16F, China Development Bank Tower, No. 2, Gaoxin 1st Road,

Xi'an, China 710075

(Address of principal executive offices, including zip code)

86-29-88377216

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2015, Baosheng Lu resigned as a member of the Board of Directors of SkyPeople Fruit Juice, Inc. (the “Company”). To the knowledge of the Company’s executive officers, the resignation of Mr. Lu is not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

On May 8, 2015, the Company’s Board of Directors appointed Mr. Fuyou Li as a member of the Company’s Board of Directors effective as of that date. The Board of Directors also appointed Mr. Li as a member of both audit committee and compensation committee to replace Mr. Lu. Mr. Li will receive an annual fee of US$8,850 for his services to the Company as a member of Board of Directors, which will be paid in cash.

Mr. Li, age 62, graduated from Xi’an Jiaotong University with a doctor's degree in economics. He has taught international finance as a professor in Xi’an Jiaotong University for the past 5 years.

There is no family relationship between Mr. Li and any of the Company’s other directors or officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyPeople Fruit Juice, Inc.

Date: May 11, 2015	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

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